                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):        January 11, 2000
                                                 -------------------------------


                              Oak Technology, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

            Delaware                   0-25298                  77-01614
--------------------------------------------------------------------------------
  (State or Other Jurisdiction       (Commission              (IRS Employer
        of Incorporation)            File Number)          Identification No.)

        139 Kifer Court, Sunnyvale, California                    94086
-------------------------------------------------------------------------------
       (Address of Principal Executive Offices)                 (Zip Code)

Company's telephone number, including area code:        (408) 737-0888
                                                -------------------------------


-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

        Pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated July 29, 1999, among the Registrant, Vermont Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), and Xionics Document Technologies, Inc., a Delaware corporation ("Xionics"), Xionics merged with and into Merger Sub and became a wholly-owned subsidiary of the Registrant effective on January 11, 2000 (the "Merger"). On January 11, 2000, at an annual meeting of the stockholders of Oak, the stockholders of Oak approved the issuance of the shares of Oak common stock to be issued to the former Xionics stockholders in connection with the Merger and the amendment of the certificate of incorporation of Oak to increase the number of shares of common stock which Oak is authorized to issue to 130 million shares.

        In connection with the Merger, Xionics stockholders will receive the right to receive .8031 of a share of the Registrant's common stock and $2.94 cash for each share of Xionics common stock owned. As a result of the Merger, Oak will issue approximately 9.4 million shares of Oak common stock to the former Xionics stockholders and will pay approximately $34.4 million in cash to the former Xionics stockholders as a part of the merger consideration. Funds for the cash portion of the merger consideration were obtained from Oak's existing working capital.

        In addition to the foregoing, in accordance with the provisions of the Merger Agreement, the Registrant has agreed to issue options to purchase shares of its common stock in exchange for options to purchase shares of Xionics common stock issued by Xionics pursuant to its stock option plans prior to the Merger. Each such option so assumed by Registrant under the Merger Agreement will continue to have, and be subject to, the same terms and conditions set forth in the related Xionics stock option plan and the applicable stock option agreement immediately prior to the effective time of the Merger, except that such option will be exercisable for a number of shares of Registrant common stock equal to the product of the number of shares of Xionics common stock that were issuable upon exercise of such option immediately prior to the effective time multiplied by 1.5748. Notwithstanding this arrangement, the Registrant has agreed, if practicable and if requested by the holder of a Xionics' stock option assumed by Registrant that is exercisable to any extent at the effective time of the Merger (the Xionics common stock as to which any such option is then exercisable, the "Vested Shares"), to pay the holder of such Xionics stock option an amount of cash equal to the cash which the holder would have received on an exchange of the Vested Shares in the Merger in consideration of a reduction in the number of shares covered by the holder's Xionics stock option assumed by Registrant to the number of shares of Registrant common stock the holder would have received on an exchange of the Vested Shares pursuant to the Merger without any change in the aggregate exercise price from the exercise price in effect prior to assumption.

        Xionics is a provider of digital page processing software and technology for the digital office market. Xionics also provides other types of embedded software such as device drivers for copiers, fax scanners and multifunctional peripherals.

        The Registrant is not aware of any pre-existing material relationship between the former stockholders of Xionics and the Registrant, or between such stockholders and the Registrant's affiliates, officers or directors or any associates of any such officers or directors.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)    Financial Statements of Business Acquired.

        The financial statements of Xionics are incorporated by reference to
(i) the Annual Report on Form 10-K/A filed by Xionics with the Securities and Exchange Commission on December 9, 1999 and (ii) the Quarterly Report on Form 10-Q for the three-month period ended September 30, 1999 filed by Xionics with the Securities and Exchange Commission on November 12, 1999.

        (b)    Pro Forma Financial Information.

        The following unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results of operations or financial position that actually would have been realized had the Registrant and Xionics been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Registrant and Xionics, including the related notes.

        The following unaudited pro forma combined condensed financial statements give effect to the merger between the Registrant and Xionics using the purchase method of accounting. The pro forma combined condensed financial statements are based on the respective historical consolidated financial statements and related notes of the Registrant and Xionics, which are incorporated by reference into this document or included elsewhere in this document. The pro forma adjustments are preliminary and based on management of the Registrant's estimates of the value of the tangible and intangible assets acquired. In addition, management of the Registrant is in the process of assessing and formulating its integration plans, which may include employee separations, employee relocations, and other restructuring actions and has not yet determined the costs, if any, of these plans.

        Based on the timing of the closing of the transaction, the finalization of the integration plans and other factors, the pro forma adjustments may differ materially from those presented in these pro forma financial statements. A change in the pro forma adjustments would result in a reallocation of the purchase price affecting the value assigned to the long-term tangible and intangible assets or, in some circumstances, result in a change to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted. See note (1) to the pro forma combined condensed financial statements.

        The unaudited pro forma combined condensed balance sheet assumes that the merger took place on September 30, 1999, and combined the Registrant's unaudited September 30, 1999 consolidated balance sheet with Xionics' unaudited September 30, 1999 consolidated balance sheet. The pro forma combined condensed statements of operations assume the merger took place as of July 1, 1998 and combines the Registrant's consolidated statement of operations for the year ended June 30, 1999 and consolidated statement of operations for the three months ended September 30, 1999, with Xionics' statement of operations for the year ended June 30, 1999 and its consolidated statement of operations for the three months ended September 30, 1999.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1999
                                 (IN THOUSANDS)

                                                            REGISTRANT    XIONICS    ADJUSTMENTS   COMBINED
                                                            ----------    -------    -----------   --------
                                                              SEPTEMBER 30, 1999       SEPTEMBER 30, 1999
                                                              ------------------       ------------------
                                                                  HISTORICAL               PRO FORMA
                                                                  ----------               ---------
Current assets:
  Cash and cash equivalents...............................      $13,563     $24,438  $(34,391)(a)     $3,610
  Short-term investments..................................      113,710                              113,710
  Accounts receivable, net................................        5,421       4,830    (1,000)(a)      9,251
  Contract receivable.....................................            0       4,000                    4,000
  Inventories.............................................        1,558           -             -      1,558
  Current portion of foundry deposits.....................        5,192           -             -      5,192
  Prepaid expenses and other current assets...............       12,463           7             -     12,470
  Total current assets....................................      151,907      33,275       (35,391)   149,791
Property and equipment, net...............................       21,718       1,932             -     23,650
Foundry deposits..........................................        7,760           -             -      7,760
Intangible assets.........................................            0           -    23,516 (a)     23,516
Goodwill..................................................            0           -    26,145 (a)     26,145
Deferred tax asset........................................            0       1,030    (1,030)(b)          -
Other assets..............................................        9,074       1,203             -     10,277
Total assets..............................................     $190,459     $37,440       $13,240   $241,139

Current liabilities:
  Notes payable and current portion of long-term debt.....          $26     $     -             -        $26
  Accounts payable........................................        4,248       1,148                    5,396
  Accrued expenses........................................        7,092       8,374     1,200 (a)     16,666
  Deferred revenue........................................          234       6,907    (2,000)(a)      5,141
  Total current liabilities...............................       11,600      16,429          (800)    27,229
Deferred income taxes.....................................        1,438           -             -      1,438
Other long-term liabilities...............................          342           -             -        342
  Total liabilities.......................................       13,380      16,429          (800)    29,009
Stockholders' equity:.....................................
  Common stock............................................           43         130      (118)(a)         55
  Additional paid-in capital..............................      165,660      47,479    (2,583)(a)    210,556
  Retained earnings.......................................       21,847     (22,491)   12,643 (a)     11,990
  Treasury stock..........................................      (10,471)     (4,107)    4,107 (a)    (10,471)
  Total stockholders' equity..............................      177,079      21,011        14,040    212,130
  Total liabilities and stockholders' equity..............     $190,459     $37,440       $13,240   $241,139


         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              REGISTRANT   XIONICS   ADJUSTMENTS   COMBINED
                                                              ----------   -------   -----------   --------
                                                                1999 HISTORICAL            PRO FORMA
                                                                ---------------            ---------
                                                                        YEAR ENDED JUNE 30, 1999
                                                                        ------------------------
Net revenues...............................................       $71,051   $31,403      $(95)(c)   $102,359
Costs and expenses:
  Cost of revenues.........................................        39,619     9,747       (95)(c)     49,271
  Research and development expenses........................        51,107    12,198            -      63,305
  Selling, general, and administrative expenses............        35,109     7,104            -      42,213
  In-process research and development expenses.............         7,161         -            -       7,161
  Amortization of goodwill and other intangible assets.....             -         -    12,222 (d)     12,222
  Total cost and expenses..................................       132,996    29,049        12,127    174,172
  Operating income (loss)..................................       (61,945)    2,354       (12,222)   (71,813)
Non-operating income, net..................................         5,530       753            -       6,283
  Income (loss) before income taxes........................       (56,415)    3,107       (12,222)   (65,530)
Income taxes (benefit).....................................        (5,747)      290            -      (5,457)
  Net income (loss)........................................      $(50,668)   $2,817      $(12,222)  $(60,073)


Pro forma net income (loss) per share:
Basic and diluted..........................................        $(1.24)                            $(1.20)


Shares used in computing net income (loss) per share:
Basic and diluted..........................................        40,819        --     9,394 (e)     50,213


         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               REGISTRANT   XIONICS   ADJUSTMENTS   COMBINED
                                                               ----------   -------   -----------   --------
                                                                    HISTORICAL              PRO FORMA
                                                                    ----------              ---------
                                                                   THREE MONTHS ENDED SEPTEMBER 30, 1999
                                                                   -------------------------------------
Net revenues...............................................       $10,142     8,981             -    $19,123
Costs and expenses:
  Cost of revenues.........................................         5,071     2,754             -      7,825
  Research and development expenses........................        12,139     2,862             -     15,001
  Selling, general, and administrative expenses............         7,463     1,946             -      9,409
  Amortization of goodwill and other intangible assets.....             -               3,008 (d)      3,008
  Total cost and expenses..................................        24,673     7,562         3,008     35,243
  Operating income (loss)..................................       (14,531)    1,419        (3,008)   (16,120)
Non-operating income, net..................................         2,345       254             -      2,599
  Income (loss) before income taxes........................       (12,186)    1,673        (3,008)   (13,521)
Income taxes (benefit).....................................             -       225             -        225
  Net income (loss)........................................      $(12,186)   $1,448       $(3,008)  $(13,746)


Pro forma net income (loss) per share:
Basic and diluted..........................................        $(0.30)        -             -     $(0.27)


Shares used in computing net income (loss) per share:
Basic and diluted..........................................        41,086         -     9,394 (e)     50,480


NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1) UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

        On July 29, 1999, the Registrant entered into a merger agreement under which all of the outstanding common stock of Xionics is to be exchanged for cash and common stock of the Registrant. Each Xionics stockholder will receive $2.94 cash and .8031 shares of the Registrant common stock for each share of Xionics common stock. In addition, the Registrant will assume all outstanding options to purchase Xionics common stock. Under the merger agreement, holders of Xionics options that are exercisable, may elect to receive an option to purchase 1.5748 shares of the Registrant's common stock or $2.94 cash and an option to purchase .8031 shares of the Registrant's common stock for each vested option. Vested and unvested options were valued using the Black-Scholes option pricing model. The actual number of the Registrant's shares and cash to be issued will depend upon the choice of vested option holders. Accordingly, the actual allocation of the purchase price could differ from that presented below.

        The pro forma combined condensed balance sheet as of September 30, 1999, gives effect to the merger as if it had occurred on September 30, 1999.

        The following adjustments have been reflected in the unaudited pro forma combined condensed balance sheet:

(a) To record cash paid and common stock and options issued to Xionics stockholders and record applicable purchase accounting entries. The fair value of the Registrant's common stock issued and vested options assumed was determined using the weighted average market price of the Registrant's common stock two days before and after the merger was publicly announced. The fair value of all options was determined using the Black-Scholes model.

        Under purchase accounting, the total purchase price will be allocated to Xionics' assets and liabilities based on their fair values. Allocations are subject to valuations as of the date of the consummation of the merger. The amounts and components of the estimated purchase price along with the preliminary allocation of the estimated purchase price to assets purchased are as follows (in thousands):

Cash..........................................................................    $34,391
Common stock..................................................................     36,450
Fair value of Xionics stock options assumed...................................      8,458
  Total purchase price........................................................    $79,299


Fair value of net tangible assets of Xionics..................................    $19,780
Intangible assets.............................................................     23,516
Goodwill......................................................................     26,145
Purchase of in-process research and development...............................      9,858
  Total net tangible and intangible assets acquired...........................     79,299


        The actual allocation of the purchase price will depend upon the composition of Xionic's net assets on the closing date and the Registrant's evaluation of the fair value of the net assets as of the date indicated. Consequently, the actual allocation of the purchase price could differ from that presented above.

Intangible assets include (in thousands):
  Developed Technology.................................................................      $9,593
  Core Technology......................................................................       9,025
  Acquired Workforce...................................................................       2,766
  Patents..............................................................................       1,448
  Tradename............................................................................         684
                                                                                            $23,516

        Based on a preliminary allocation of the purchase price, the Registrant expects to take a special charge of approximately $10 million against earnings in the quarter in which the merger occurs in order to write-off the cost of in-process research and development. At the valuation date, Xionics had several in-process research and development projects in each of its product groups: languages, drivers, MFPs and its new Tandem product. The majority of Xionics' research and development activities are focused on advancing Xionics' products in the areas of increased performance and color, enabling multifunction peripherals (combining print, copy, scan and fax capabilities), and providing improved internet printing and network connectivity. In driver technology, Xionics is working on an integrated development environment capable of creating customized printer drivers supporting Microsoft Windows operating systems. Each of these projects has not yet achieved technological feasibility. As image processing represents a very specialized market, it is unlikely that Xionics' in-process technology could be successfully deployed in alternative market applications. Further, it was determined that there was significant technological risk and substantial future development expenses relating to each of the products under development. However, the Registrant's management believes that Xionics will be successful in completing development of their in-process products based on their considerable expertise and know-how in imaging technology. Delays in or failure to complete the development of in-process products could seriously harm the Registrant's business, results of operations and financial condition. Research and development expenses are expected to remain at or above current levels of approximately $12 million per year in order to support these on-going development activities. Through discussions with Xionics technical personnel, it was determined that the in-process products will utilize some technology from previous products, or existing know-how. This is referred to as core technology, the value of which is used to estimate the amount of developed technology that can be leveraged and utilized in conjunction with the new, in-process technology to develop the in-process products. The core technology leverage factor ranged from 0% to 35% and was extracted in order to value the core and in-process technologies separately. Expected revenues from in-process products are expected to commence in fiscal year 2000 and will comprise the majority of Xionics' revenues over the next several years.

        The valuation of the acquired in-process research and development used by the Registrant in making the determination as to the amount of in-process research and development was supported by valuation studies prepared by an independent third-party appraiser. The estimated value of in-process research and development was derived using the "Income Approach," which values an asset based on future cash flows that could potentially be generated by the asset over its estimated useful life. The future cash flows were discounted to their present value utilizing a discount rate of 24%. The amounts of the purchase price technology assigned to the fair values of in-process research and development and purchased technology represent management's best estimate. The Registrant does not anticipate any material changes from historical pricing, margins and expense levels in its valuation assumptions.

        (b) The pro forma financial information includes a pro forma adjustment to reflect the impact of establishing a valuation allowance against Xionics deferred tax assets at June 30, 1999. This allowance would have been required had the companies been combined.

(2) UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

        The pro forma combined condensed statements of operations give effect to the merger as if it had occurred at the beginning of the period presented. The pro forma condensed statement of operations does not include the write-off of in-process research and development of approximately $10 million.

        The following adjustments have been reflected in the unaudited pro forma combined condensed statements of operations:

(c) Adjustment to eliminate intercompany transactions between the Registrant and Xionics.

(d) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of the Xionics purchase price. The pro forma adjustment assumes goodwill and other intangible assets will be amortized on a straight-line basis over an estimated life between 3 and 5 years. The ultimate lives assigned will be determined at the date of acquisition based on the facts and circumstances existing at that date. A preliminary determination of useful lives for each category of intangible asset is as follows: developed technology, 3 years; core technology, 4 years; acquired workforce, 3 years; patents, 5 years; tradename, 5 years.

(e) To reflect the estimated shares to be issued as consideration for the merger based on the ratio of .8031 shares of the Registrant's common stock for each outstanding share of Xionics common stock.

        (c)    Exhibits

               Number        Description
               ------        -----------
               12.1          Agreement and Plan of Merger and Reorganization, dated July 29,
                             1999, by and among Oak Technology, Inc., Xionics Document
                             Technologies, Inc. and Vermont Acquisition Corp. included as
                             Appendix A to the Registrant's Registration Statement on Form
                             S-4 (Registration No. 333-92541) and incorporated by reference.

               99.1          Press release of the Registrant dated January 14, 2000
                             (announcing the completion of the merger)


        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, duly authorized officer.

                              OAK TECHNOLOGY, INC.

                              By: /s/ Young K. Sohn
                                  ---------------------------------------------
                                  Name:  Young K. Sohn
                                  Title: President and Chief Executive Officer

                                  EXHIBIT INDEX


  Exhibit
  Number               Exhibit Title
  ------               -------------
   12.1          Agreement and Plan of Merger and Reorganization, dated July 29,
                 1999, by and among Oak Technology, Inc., Xionics Document
                 Technologies, Inc. and Vermont Acquisition Corp. included as
                 Appendix A to the Registrant's Registration Statement on Form
                 S-4 (Registration No. 333-92541) and incorporated by reference.

   99.1          Press release of the Registrant dated January 14, 2000
                 (announcing the completion of the merger)